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                     THIS REPORT IS BEING FILED PURSUANT TO
                    INSTRUCTION 2 TO ITEM 13 OF SCHEDULE 14A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Shareholders and The Board of Directors,
Fischer & Porter Company:

     We have audited the accompanying consolidated balance sheets of Fischer & Porter Company (a Pennsylvania corporation) and subsidiaries as of 31 December 1993, 1992 and 1991, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fischer & Porter Company and subsidiaries as of 31 December 1993, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 4 to the consolidated financial statements, effective 1 January 1993, the Company changed its method of accounting for income taxes. Also, as discussed in Note 7, effective 1 January 1991, the Company changed its method of accounting for postretirement benefits other than pensions.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in Item 14(a)2 of the Form 10-K are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /S/  ARTHUR ANDERSEN & CO.

Philadelphia, Pa.,
28 March 1994